                                                                   EXHIBIT 5.1

                                  [LETTERHEAD]



                              January 7, 1999


Park Place Entertainment Corporation
3930 Howard Hughes Parkway
Las Vegas, Nevada  89109

     Re:  Registration Statement on Form S-8
          4,392,424 Shares of Common Stock, par value $0.01 per share
          -------------------------------------------------------------

Ladies and Gentlemen:

     I am Executive Vice President - Law & Corporate Affairs and Secretary of Park Place Entertainment Corporation (the "Company"). At your request, I have examined the Form S-8 Registration Statement (the "Registration Statement") which you intend to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 4,392,424 shares of Common Stock, par value $0.01 per share (the "Shares") of the Company, issuable pursuant to the Grand Casinos, Inc. 1991 Stock Option and Compensation Plan, as amended (the "Option Agreement").

     I am familiar with the proceedings undertaken in connection with the authorization and issuance of the Shares. Additionally, I have examined such questions of law and fact as I have considered necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, I am of the opinion that the Shares have been duly authorized, and upon the issuance of the Shares under the terms of the Option Agreement and delivery and payment therefor of legal consideration at least equal to the aggregate par value of the Shares issued, such Shares will be validly issued, fully paid and nonassessable.

Park Place Entertainment Corporation
Page 2


     I consent to your filing this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Clive S. Cummis
                                       ---------------------------------
                                       Clive S. Cummis
                                       Executive Vice President - Law &
                                       Corporate Affairs and Secretary